Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 31, 2017, Trex Company, Inc. (Trex) completed the acquisition of certain assets and assumed certain liabilities of Staging Concepts Acquisition, LLC and Stadium Consolidation, LLC (SC) for $71.8 million in cash, subject to adjustment pending final determination of working capital at closing. The Company used cash on hand and $30 million of funding from its existing revolving credit facility to acquire the assets. The unaudited pro forma condensed combined financial information and explanatory notes give effect to the acquisition. The unaudited pro forma condensed combined statements of comprehensive income for the six months ended June 30, 2017, and for the year ended December 31, 2016, give effect to the transaction as if the sale had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of June 30, 2017, gives effect to the transaction as if it had occurred on June 30, 2017.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not intended to represent or be indicative of what the actual combined results of operations or the combined financial position of Trex would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Trex nor does it reflect any operational efficiency that may have been achieved if the acquisition had occurred on January 1, 2016 or June 30, 2017. The operating results included in the unaudited pro forma condensed combined statement of comprehensive income for the six months ended June 30, 2017, are not intended to represent or be indicative of operating results for a full year.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. Generally Accepted Accounting Principles, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. We believe that the fair values assigned to the assets acquired and liabilities assumed, as reflected in the pro forma financial statements, are based on reasonable assumptions. The fair value attributed to the intangible assets acquired and goodwill was based on assumptions and other information compiled by management, including independent valuations that utilized established valuation techniques. However, all components of the purchase price allocation are considered preliminary. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. Trex’s judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed can materially impact the results of operations.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the accompanying notes thereto, and the:

•	Historical audited consolidated financial statements and related notes thereto of Trex, and management’s discussion and analysis of financial condition and results of operations included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Historical unaudited interim condensed consolidated financial statements and related notes thereto of Trex included in its Quarterly Report on Form 10-Q for quarterly periods ended March 31, 2017, and June 30, 2017;

•	Historical audited consolidated financial statements of Stadium Consolidation, LLC and Subsidiary as of and for the year ended December 31, 2016, included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

•	Historical unaudited interim condensed consolidated financial statements and related notes thereto of Stadium Consolidation, LLC and Subsidiary as of and for the six months ended June 30, 2017, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

TREX COMPANY, INC.

Pro Forma Condensed Combined Statement of Comprehensive Income

Six Months Ended June 30, 2017

(Unaudited)

(In thousands, except share and per share data)

	Trex Company, Inc.	Stadium Consolidation, LLC and Subsidiary	Pro Forma Adjustments		Pro Forma Combined
Net sales	$302,747	$27,738	$—		$330,485
Cost of sales	165,563	21,460	—		187,023

Gross profit	137,184	6,278	—		143,462
Selling, general and administrative expenses	50,490	4,294	(106	)(a)	54,689
			(226	)(b)
			237	(c)

Income from operations	86,694	1,984	95		88,773
Interest expense, net	456	775	—		1,231

Income before income taxes	86,238	1,209	95		87,542
Provision for income taxes	29,506	—	496	(d)	30,002

Net income	$56,732	$1,209	$(401)		$57,540

Basic earnings per common share	$1.93				$1.96	(e)

Basic weighted average common shares outstanding	29,376,407				29,376,407

Diluted earnings per common share	$1.92				$1.95	(e)

Diluted weighted average common shares outstanding	29,555,985				29,555,985

Comprehensive income	$56,732				$57,540

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

TREX COMPANY, INC.

Pro Forma Condensed Combined Statement of Comprehensive Income

Year Ended December 31, 2016

(Unaudited)

(In thousands, except share and per share data)

	Trex Company, Inc.	Stadium Consolidation, LLC and Subsidiary	Pro Forma Adjustments		Pro Forma Combined
Net sales	$479,616	$55,002	$—		$534,618
Cost of sales	292,521	41,097	—		333,618

Gross profit	187,095	13,905	—		201,000
Selling, general and administrative expenses	83,140	8,854	4,100	(a)	96,567
			473	(c)

Income from operations	103,955	5,051	(4,573)		104,433
Interest expense, net	1,125	1,688	—		2,813

Income before income taxes	102,830	3,363	(4,573)		101,620
Provision for income taxes	34,983	—	(460	)(d)	34,523

Net income	$67,847	$3,363	$(4,113)		$67,097

Basic earnings per common share	$2.31				$2.28	(e)

Basic weighted average common shares outstanding	29,394,559				29,394,559

Diluted earnings per common share	$2.29				$2.27	(e)

Diluted weighted average common shares outstanding	29,612,669				29,612,669

Comprehensive income	$67,847				$67,097

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

TREX COMPANY, INC.

Pro Forma Condensed Combined Balance Sheet As of June 30, 2017

(Unaudited, in thousands)

	Trex Company, Inc.	Stad. Con., LLC and Subsidiary	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$8,576	$550	$(550	)(h)	$8,576
			30,000	(j)
			(30,000	)(k)
Accounts receivable, net	129,881	9,115	(758	)(m)	138,238
Contracts retainage	—	1,909	39	(m)	1,948
Inventories	26,941	2,388	(44	)(m)	29,285
Prepaid expenses and other assets	2,675	910	(387	)(m)	3,198
Costs and estimated earnings in excess of billings	—	3,873	(410	)(m)	3,463

Total current assets	168,073	18,745	(2,110)		184,708
Property, plant and equipment, net	101,620	1,256	8	(m)	102,884
Related party receivable	—	100	(100	)(h)	—
Goodwill and other intangibles	10,523	2,376	4,224	(f)	73,361
			56,238	(g)
Other assets	2,313	277	(277	)(h)	2,313

Total Assets	$282,529	$22,754	$57,983		$363,266

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,137	$3,224	$766	(m)	$19,127
Accrued expenses and other liabilities	36,271	1,483	146	(m)	38,058
			158	(l)
Accrued warranty	5,925	—	—		5,925
Billings in excess of costs and estimated earnings	—	1,132	620	(m)	1,752
Customer deposits	—	1,623	(61	)(m)	1,562
Line of credit and other borrowings	—	4,610	(4,610	)(h)	71,804
			30,000	(j)
			41,804	(k)

Total current liabilities	57,333	12,072	68,823		138,228
Deferred income taxes	894	—	—		894
Non-current accrued warranty	30,735	—	—		30,735
Long-term debt	—	348	(348	)(h)	—
Other long-term liabilities	2,880	8,706	(8,706	)(h)	2,880

Total Liabilities	91,842	21,126	59,769		172,737

Stockholders’ Equity:
Preferred stock	—	8,550	(8,550	)(i)	—
Common stock	349	110	(110	)(i)	349
Additional paid-in capital	119,876	—	—		119,876
Distributions	—	(7,705)	7,705	(i)	—
Retained earnings	243,974	673	(673	)(i)	243,816
			(158	)(l)
Treasury stock	(173,512)	—	—		(173,512)

Total Stockholders’ Equity	190,687	1,628	(1,786)		190,529

Total Liabilities and Stockholders’ Equity	$282,529	$22,754	$57,983		$363,266

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

TREX COMPANY, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Description of the Transaction

On July 31, 2017, Trex Company, Inc. (Trex or Company), through its newly-formed, wholly-owned subsidiary, Trex Commercial Products, Inc., entered into a definitive purchase agreement with Staging Concepts Acquisition, LLC and Stadium Consolidation, LLC (collectively, Seller) and on that date acquired certain assets and assumed certain liabilities of Seller for $71.8 million cash, subject to adjustment pending final determination of working capital at closing. The Company used cash on hand and $30 million of funding from its existing revolving credit facility to acquire the assets.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of Trex and Stadium Consolidation, LLC and Subsidiary (SC) and has been prepared using the acquisition method of accounting under U.S. Generally Accepted Accounting Principles, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

The unaudited pro forma condensed combined statements of comprehensive income for the six months ended June 30, 2017 and for the year ended December 31, 2016, and the pro forma condensed combined balance sheet as of June 30, 2017, are based on the historical financial statements of Trex and SC, after giving effect to the Company’s acquisition of certain assets and the assumption of certain liabilities of Seller, and the assumptions and adjustments described in the notes herein.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes thereto, and the:

•	Historical audited consolidated financial statements and related notes thereto of Trex for the year ended December 31, 2016, and management’s discussion and analysis of financial condition and results of operations included in its Annual Report on Form 10-K;

•	Historical unaudited interim condensed consolidated financial statements and related notes thereto of Trex included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2017, and the six months ended June 30, 2017;

•	Historical audited consolidated financial statements of SC’s included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

•	Historical unaudited interim condensed consolidated financial statements and related notes thereto of Stadium Consolidation, LLC and Subsidiary included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not intended to represent or be indicative of what the actual combined results of operations or the combined financial position of Trex would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Trex nor does it reflect any operational efficiency that may have been achieved if the acquisition had occurred on January 1, 2016, or June 30, 2017. The operating results included in the unaudited pro forma condensed combined statement of comprehensive income for the six months ended June 30, 2017 are not intended to represent or be indicative of operating results for a full year.

3. Accounting Policies

Based upon the Company’s review of SC’s significant accounting policies, the pro forma financial information assumes there will be no adjustments required to conform SC’s accounting policies to Trex’s accounting policies. However, certain balances from SC’s historical financial statements were reclassified to conform to Trex’s financial statement presentation.

4. Preliminary Purchase Price Allocation

The acquisition was accounted for using the acquisition method of accounting, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. The Company believes that the fair values assigned to the assets acquired and liabilities assumed, as reflected in the pro forma financial information, are based on reasonable assumptions. However, all components of the purchase price allocation are considered preliminary. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. Trex’s judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed can materially impact the results of operations.

The initial purchase consideration paid at closing was $71.8 million, which is subject to the final determination of working capital at closing. Trex is in the process of finalizing its valuation of the assets acquired and liabilities assumed. Based on the Company’s preliminary valuation, the total estimated consideration of $71.8 million has been allocated to assets acquired and liabilities assumed as of the acquisition date, as follows (in thousands):

Accounts receivable, net	$8,357
Contracts retainage	1,948
Inventories, net	2,344
Prepaid expenses and other assets	523
Costs and estimated earnings in excess of billings	3,463
Fixed assets, net	1,264
Intangible assets	4,900
Goodwill	57,938
Accounts payable	(3,990)
Accrued liabilities and other expenses	(1,629)
Billings in excess of costs and estimated earnings	(1,752)
Customer Deposits	(1,562)

Total estimated consideration	$71,804

5. Pro Forma Adjustments – Statements of Comprehensive Income

(a)	Represents estimated amortization expense related to the pro forma adjustment to intangible assets discussed in Note 6.f. The estimated amortization is based on the estimated average useful life of the acquired intangible assets of 12 months.

	Six Months Ended June 30, 2017	Year ended December 31, 2016
	(in thousands)
Estimated amortization for acquired intangible assets	$—	$4,900
Historical SC intangible asset amortization	(106)	(800)

Pro forma adjustment	$(106)	$4,100

(b)	Represents elimination of the transaction costs related to the acquisition that were incurred during the six months ended June 30, 2017. Such costs are considered to be non-recurring in nature and, therefore, have been excluded from the unaudited pro forma condensed combined statement of comprehensive income.

(c)	Represents compensation expense related to restricted stock units granted to four officers in connection with the acquisition resulting in an increase in compensation expense of $473 thousand and a $237 thousand for the year ended 2016 and the six months ended June 30, 2017, respectively.

(d)	Represents the income tax effects of the pro forma adjustments to the unaudited pro forma condensed combined statement of comprehensive income and based on the blended statutory rate of 38.0% and to adjust SC’s income before income taxes to the blended statutory rate. Although not reflected in this unaudited pro forma condensed combined financial information, the effective tax rate of the combined company could be different than the Company’s historical effective tax rate (either higher or lower) depending on various factors, including post-acquisition activities.

(e)	Represents the adjustment to basic and diluted earnings per share amounts for adjustments made to net income.

6. Pro Forma Adjustments – Balance Sheet

(f)	Represents the elimination of historical intangible assets and records the estimated fair value of the acquired intangible assets. The estimated fair value and estimated useful lives of the identifiable intangible assets acquired consist of the following:

	Fair Value	Estimated Useful Life
	($ in thousands)
Production backlog	$4,000	12 mos.
Trade name and trademarks	900	12 mos.

Total acquired intangible assets	$4,900

Fair Value
(in thousands)
Elimination of SC historical intangible assets	$(676)
Intangible assets related to this transaction	4,900

Pro forma adjustment for intangible assets	$4,224

Some of the more significant assumptions inherent in the development of estimates of the fair value of intangible assets from the perspective of a market participant include, but are not limited to, the amount and timing of projected future cash flows and the discount rate selected to measure the inherent risk of future cash flows.

(g)	Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The pro forma adjustment to goodwill is calculated as follows:

Fair Value
(in thousands)
Elimination of SC historical goodwill	$(1,700)
Goodwill related to this transaction	57,938

Pro forma adjustment for goodwill	$56,238

(h)	Represents the elimination of assets not acquired and liabilities not assumed in the transaction.

(i)	Represents the elimination of SC’s equity accounts, including preferred stock, common stock, distributions and retained earnings.

(j)	Represents proceeds from $30.0 million of borrowings under the Company’s revolving credit facility used to acquire the assets. The borrowing was repaid on August 17, 2017.

(k)	Represents the transaction purchase price consisting of $30.0 million of proceeds from borrowing under existing revolving credit facility and $41.8 million in additional borrowings.

(l)	To adjust for transaction costs, net of tax, incurred after June 30, 2017.

(m)	Represents the preliminary adjustments for working capital based on the purchase price allocation shown in Note 4.